EXHIBIT 3.1

                       RESTATED ARTICLES OF INCORPORATION
                                       AND
                     AMENDMENTS TO ARTICLES OF INCORPORATION

================================================================================

                            ARTICLES OF INCORPORATION
                    OF BENEFIT PERFORMANCES OF AMERICA, INC.

                                    ARTICLE I

                                      NAME

         The name of the corporation is Benefit Performances of America, Inc.

                                   ARTICLE II

                     DURATION AND COMMENCEMENT OF EXISTENCE

         This corporation shall commence on upon filing with the Secretary of State. This corporation shall have perpetual existence.

                                   ARTICLE III

                                     PURPOSE

         This corporation is organized for the purpose of transacting any or all lawful business for which corporations may be incorporated under Chapter 607 of the Florida Statutes.

                                   ARTICLE IV

                                  CAPITAL STOCK

         This corporation is authorized to issue Fifty Million (50,000,000) shares of .0001 par value common stock.

                                    ARTICLE V

                       INITIAL REGISTERED OFFICE AND AGENT

         The street address of the initial registered office of this corporation is 414 Northeast 4th Street, Fort Lauderdale, Florida 33301, and the name of the initial Registered Agent of this corporation at that address is JEROME L. TEPPS.

                                   ARTICLE VI

                           INITIAL BOARD OF DIRECTORS

         This corporation shall have one director initially. The number of directors may be either increased or diminished from time to time by the By-Laws but shall never be less than one nor more than five. The name and address of the initial director of this corporation is:


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                         NAME                      ADDRESS
                         JERRY KRITZ               2929 East Commercial Blvd.
                                                   Fort Lauderdale, Florida


                                   ARTICLE VII

                                 INDEMNIFICATION

         The corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by law.

         IN WITNESS WHEREOF, the undersigned incorporator has executed these Articles or Incorporation this 12th day of November, 1984.




                                                          /s/ Jerry Kritz_____
                                                          JERRY KRITZ


STATE OF FLORIDA)
                                ss:
COUNTY OF BROWARD)

         BEFORE ME, a Notary Public authorized to take acknowledgments in the State and County set forth above, personally appeared Jerry Kritz known to me and known by me to be the person who executed the foregoing Articles of Incorporation, and he acknowledged before me that he executed these Articles of Incorporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my seal in the State and County above mentioned, this 12th day of November, 1984.




                                                          ----------------------
                                                          NOTARY PUBLIC/STATE
                                                          OF FLORIDA AT LARGE

         my commission expires: 3/22/86

         CERTIFICATE DESIGNATING PLACE OF BUSINESS OR DOMICILE FOR THE SERVICE OF PROCESS WITHIN THIS STATE, NAMED HERE UPON WHOM PROCESS
MAY BE SERVED.

         Pursuant to Section 48.091 and Section 607.034(3), Florida Statutes, the following is submitted in compliance with said Sections:

         Benefit Performances of America, Inc., desiring to organize under the Laws of the State of Florida with its registered office as indicated in the Articles of Incorporation, at 414 Northeast 4th Street, Fort Lauderdale, Florida 33301, has named JEROME L. TEPPS, located at 414 Northeast 4th Street, Fort Lauderdale, County of Broward, State of Florida, as its Agent to accept service of process within this State.

                           CONSENT OF REGISTERED AGENT

         Having been named to accept service of process for the above named corporation, at the place designated in this Certificate, I hereby accept to act in this capacity, and agree to comply with the provisions of said Sections relative to keeping open said office.



                                                          /s/Jerome Tepps______
                                                          REGISTERED AGENT
                                                          JEROME L. TEPPS

                          ARTICLES OF AMENDMENT BY THE
                       BOARD OF DIRECTORS AND SHAREHOLDERS
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                            THE TRIANGLE GROUP, INC.


         Pursuant to the provisions of Article 607.1006 of the Florida Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

                                   ARTICLE ONE

         The name of the corporation is THE TRIANGLE GROUP, INC.

                                   ARTICLE TWO

         The following amendment to the Articles of Incorporation was adopted by the board of directors on February 21, 1994 and by the shareholders of the corporation on March 30, 1994:

         The amendment alters Article IV of the Articles of Incorporation to increase the number of shares of Common Stock authorized and the par value of such Common Stock to 25,000,000 shares with a par value of $.001 per share and to authorize a class consisting of 1,000,000 shares of Preferred Stock with a par value of $1.00 per share, and to read in full as follows:

         "The total number of shares of stock which the Corporation shall have the authority to issue is twenty-six million (26,000,000) shares, consisting of twenty-five million (25,000,000) shares of Common Stock having a par value of $.001 per share and one million (1,000,000) shares or Preferred Stock having a par value of $1.00 per share.

         A.   Preferred Stock
              The Board of Directors is authorized, subject to the limitations prescribed by law and the provisions of this Article, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of Florida, to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

1. The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

a.   The  number  of  shares   constituting  that  series  and  the  distinctive
     designation of that series;

b. The dividend rate on the shares of that series, whether dividends shall be cumulative, and if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

c. Whether that series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights;

d. Whether that series shall have conversion privileges and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

e. Whether or not the shares of that series shall be redeemable and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

f. Whether that series shall have a sinking fund for the redemption or purchase of shares of that series and, if so, the terms and amount of such sinking fund;

g. The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

h.   Any other relative rights, preferences and limitations of that series.

2. Dividends on outstanding shares of Preferred Stock shall be paid or declared and set apart for payment, before any dividends shall be paid or declared and set apart for payment on Common Stock with respect to the same dividend period.

3. If upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the assets available for distribution to holders of shares of Preferred Stock of all series shall be insufficient to pay such holders the full preferential amount to which they are entitled, then such assets shall be distributed ratably among the shares of all of series of Preferred Stock in accordance with the respective preferential amounts
     (including unpaid cumulative dividends, if any) payable with respect thereto.

4. Unless otherwise provided in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, no holder of Preferred Stock shall have any pre-emptive right as such holder to subscribe for, purchase or receive any part of any new or additional issue of capital stock of any class or series, including unissued and treasury stock, or obligations or other securities convertible into or exchangeable for capital stock of any class or series, or warrants or other instruments evidencing rights or options to subscribe for, purchase or receive any capital stock of any class or series, whether now or hereafter authorized and whether issued for cash or other consideration or by way of dividend.

B.       Common Stock

         1. Subject to the prior and superior rights of the Preferred Stock and on the conditions set forth in the foregoing parts of this Article or in any resolution of the Board of Directors providing for the issuance of any particular series of Preferred Stock, and not otherwise, such dividends (payable in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time out of any finds legally available therefor.

         2. Except as otherwise provided by law, by this Certificate of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issue of any series of the Preferred Stock, the Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes, each holder of the Common Stock being entitled to one vote for each share held.


         3. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, and after the holders of the Preferred Stock of each series shall have been paid in full the amount to which they respectively shall be entitled, or a sum sufficient for such payments in assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their "respective rights and interests, to the exclusion of the holders of the Preferred Stock."

                                  ARTICLE THREE

         The only group entitled to vote on such amendment are the holders of the Company's Common Stock. The number of votes cast for the amendment by such group was sufficient for approval of the amendment.

         DATED this 30th day of March, 1994.

                                             THE TRIANGLE GROUP, INC.


                                             By:/s/Vito Bellezza_______
                                                 Vito Bellezza
                                                 President

                          ARTICLES OF AMENDMENT BY THE
                               SHAREHOLDERS OF THE
                            ARTICLES OF INCORPORATION
                                       OF
                      BENEFIT PERFORMANCES OF AMERICA, INC.

         Pursuant  to  the   provisions  of  Article   607.187  of  the  Florida
Corporation Act, the undersigned corporation adopts the following Article of Amendment to its Articles of Incorporation.

                                    ARTICLE I

         The name of the corporation is Benefit Performances of America, Inc.

                                   ARTICLE II

         The following amendment to the Articles of Incorporation was adopted by the shareholders of the corporation on July 18, 1988, at a special meeting of the shareholders.

         Article IV of the Articles of Incorporation is hereby amended as follows:

                  The aggregate number of shares which the corporation shall have authority to issue is 750,000,000 shares with a par value of one hundred thousandths of a cent (.00001) per share.

                                   ARTICLE III

         The number of shares of the corporation outstanding at the time of the adoptions was 24,033,450; and the number of shares entitled to vote on the amendment was 24,033,450.

                                   ARTICLE IV

         The number of shares which voted for the amendment, and the number of shares which voted against the amendment was as follows:

                  FOR:                      22,037,860 VOTES
                  AGAINST:                       1,000 VOTES
                  ABSTAIN:                   1,994,590 VOTES

         Dated this 19th day of September, 1988.
                                                BENEFIT PERFORMANCES OF
                                                AMERICA, INC.

                                            By: /s/CARL H. CANTER_________
                                                CARL H. CANTER, President

                                            By: /s/ROBERTA WEHR___________
                                                ROBERTA WEHR, Secretary

                                            By: /s/HANK VANDERKAM_________
                                                HANK VANDERKAM,
                                                Assistant Secretary

                                 ACKNOWLEDGMENT

         The undersigned acknowledges that he is the duly elected qualified and acting Assistant Secretary of Benefit Performances of America, Inc., a Florida corporation (the "Company"), and that the foregoing is a true and correct copy of the Articles of Amendment duly adopted by the vote of the requisite number of shareholder votes of the Company.

         DATED this 19th day of September , 1988.



                                                 By: /s/HANK VANDERKAM________
                                                     HANK VANDERKAM,
                                                     Assistant Secretary


STATE OF TEXAS                 $
                               $
COUNTY OF HARRIS               $

         SUBSCRIBED AND SWORN TO before me, by the said HAND VANDERKAM this 19th day of September, 1988, to certify which, witness my hand and seal of office.

                                                   ----------------------------
                                                   Notary Public in and for the
                                                   State of T E X A S


                                                    ----------------------------
                                                   Printed Name of Notary Public

                                                  My Commission Expires: _______

                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF


                            THE TRIANGLE GROUP, INC.
                                 (present name)

Pursuant  to  the  provisions  of  section  607.1006,   Florida  Statutes,  this
corporation adopts the following articles of amendment to its articles of incorporation:

FIRST: Amendment(s) adopted: (indicate article number(s) being amended, added or deleted)
                          TRIANGLE IMAGING GROUP, INC.









SECOND:  If  an  amendment  provides  for  an  exchange,   reclassification   or
     cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself, are as follows:

THIRD:         The date of each amendment's adoption: April 6, 1995.

FOURTH:        Adoption of Amendment(s)        (CHECK ONE)

        |_| The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) were/was sufficient for approval.

        |_| The amendment(s) was/were approved by the shareholders through voting groups. The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):

        "The number of votes cast for the amendment(s) was/were sufficient for approval by_____________________."
                       voting group

        |_|    The  amendment(s)  was/were  adopted  by the  board of  directors
               without   shareholder  action  and  shareholder  action  was  not
               required.

        |_| The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this day 12th of April, 1995.

Signature
(By the Chairman or Vice Chairman of the Board of Directors, President or other officer if adopted by the shareholder) OR

                   (By a director if adopted by the directors)

                                       OR

              (By and incorporator if adopted by the incorporators)

             ------------------------------------------------------
                              Typed or printed name

            -------------------------------------------------------
                                      Title

                              ARTICLES OF AMENDMENT
                                     TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                          TRIANGLE IMAGING GROUP, INC.


        The Articles of Incorporation of the above-named corporation (the "Corporation"), filed with the Department of State on the 12th day of December, 1984 and assigned Document Number H33728, are hereby amended pursuant to a written consent in lieu of meeting executed by the holders of all of the Corporation's Common Stock and all of the Corporation's Directors on the 4th day of April, 1995, as follows:

                                     ITEM 1

        1.   ARTICLE IV - CAPITAL STOCK is hereby amended to read as follows:

                                   ARTICLE IV
                                  CAPITAL STOCK

             The total number of shares of stock which the Corporation shall have the authority to issue is fifty one million (51,000,000) shares, consisting of fifty million (50,000,000) shares of Common Stock having a par value of $.001 per share and one million (1,000,000) shares of Preferred Stock having a par value of $1.00 per share.

        This Articles of Amendment to the Articles of Incorporation was adopted by the shareholders and directors on the 4th day of April, 1995.

        IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment to the Articles of Incorporation this 4th day of April, 1995.

                                         By:/s/Vito Bellezza____________________
                                          Vito Bellezza, President and Secretary

                          ARTICLES OF AMENDMENT BY THE
                               SHAREHOLDERS TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                            THE TRIANGLE GROUP, INC.


Pursuant to the provisions of Article 607.187 of the Florida Corporation Act, the undersigned corporation adopts the following Article of Amendment to its Articles of Incorporation.

                                    ARTICLE I

        The name of the corporation is The Triangle Group, Inc.

                                   ARTICLE II

        The following amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on September 18, 1989, at a special meeting of the shareholders.

        Article IV of the Articles of Incorporation is hereby amended as follows:

             The aggregate number of shares which the Corporation shall have authority to issue is 10,714,286 shares with a par value of seven hundredths of a cent ($.0007) per share.

                                   ARTICLE III

        The number of shares of the Corporation outstanding at the time of the adoptions was 33,797,535 and the number of shares entitled to vote on the amendment was 33,797,535.

                                   ARTICLE IV

        The number of shares which voted for the amendment and the number of shares which voted against the amendment was as follows:

                  FOR:                      22,352,507 VOTES
                  AGAINST:                      16,049 VOTES
                  ABSTAIN:                      17,079 VOTES

        Dated this 25th day of September, 1988.

                                                    THE TRIANGLE GROUP, INC.

                                                  By: /s/THOMAS SECRETO_________
                                                      THOMAS SECRETO, President

                                                  By: /s/ARTHUR MARINO__________
                                                      ARTHUR MARINO, Secretary

                                 ACKNOWLEDGMENT

         The undersigned acknowledges that he is the duly elected qualified and acting SECRETARY of THE TRIANGLE GROUP, INC., a Florida corporation (the "Company"), and that the foregoing is a true and correct copy of the Articles of Amendment duly adopted by the vote of the requisite number of shareholder votes of the Company.

         DATED this 25th day of September , 1989.



                                                  By: /s/ARTHUR MARINO__________
                                                      ARTHUR MARINO, Secretary


STATE OF NEW YORK              $
                               $
COUNTY OF NASSAU               $

         SUBSCRIBED AND SWORN TO BEFORE ME, by the said ARTHUR MARINO this 25th day of September, 1989, to certify which, witness my hand and seal of office.

                                                  /S/ESTELLE PORTANOVA________
                                                  Notary Public in and for the
                                                  State of NEW YORK


                                                  ESTELLE PORTANOVA____________
                                                  Printed Name of Notary Public

                                                  My Commission Expires: 5/11/91

                          ARTICLES OF AMENDMENT BY THE
                               SHAREHOLDERS TO THE
                            ARTICLES OF INCORPORATION
                                       OF
                      BENEFIT PERFORMANCES OF AMERICA, INC.

         Pursuant  to  the   provisions  of  Article   607.187  of  the  Florida
Corporation Act, the undersigned corporation adopts the following Article of Amendment to its Articles of Incorporation.

                                    ARTICLE I

         The name of the Corporation is Benefit Performances of America, Inc.

                                   ARTICLE II

         The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on October 27, 1988, at the annual meeting of the shareholders.

         Article I of the Articles of Incorporation is hereby amended to read in full as follows:

              The name of this Corporation is The Triangle Group, Inc.

                                   ARTICLE III

         The number of shares of the corporation outstanding at the time of the adoptions was 334,609,076; and the number of shares entitled to vote on the amendment was 334,609,076.

                                   ARTICLE IV

         The number of shares which voted for the amendment, and the number of shares which voted against the amendment was as follows:

                        FOR:                  220,866,978 VOTES
                        AGAINST:                        0 VOTES
                        ABSTAIN:              113,742,098 VOTES

         Dated this 14th day of November, 1988.

                                                 BENEFIT PERFORMANCES OF
                                                 AMERICA, INC.

                                              By: /S/DAVID RIBA____________
                                                  DAVID RIBA, President

                                              By: /S/THOMAS SECRETO________
                                                  THOMAS SECRETO, Secretary

                                 ACKNOWLEDGMENT

         The undersigned acknowledges that he is the duly elected qualified and acting Secretary of Benefit Performances of America, Inc., a Florida corporation (the "Company"), and that the foregoing is a true and correct copy of the Articles of Amendment duly adopted by the vote of the requisite number of shareholder votes of the Company.

         DATED this 8th day of November , 1988.



                                                   By: /S/THOMAS SECRETO_______
                                                       THOMAS SECRETO, Secretary


STATE OF NEW YORK              $
                               $
COUNTY OF NASSAU               $

         SUBSCRIBED AND SWORN TO before me, by the said THOMAS SECRETO this 15th day of November, 1988, to certify which, witness my hand and seal of office.

                                                 /S/ESTELLE PORTANOVA
                                                 Notary Public in and for the
                                                 State of NEW YORK


                                                 ESTELLE PORTANOVA____________
                                                 Printed Name of Notary Public

                                                 My Commission Expires: 5/11/89

                        RESTATED ARTICLES OF INCORPORATION
                                       OF
                            THE TRIANGLE GROUP, INC.



Pursuant to the provisions of Section 607.194 of the Florida General Corporation Act, The Triangle Group, Inc., originally incorporated under the name Benefit Performances of America, Inc. on December 12, 1984, adopts these restated Articles of Incorporation. These restated Articles of Incorporation have been duly adopted by the directors of the corporation, only restate and integrate the provisions of the corporation's articles of incorporation as theretofore amended and do not furthor amend the provisions of the corporation's articles of incorporation except as permitted pursuant to Section 607.104(4) of the Florida General Corporation Act, and there is no discrepancy between the corporation's articles of incorporation as theretofore amended and the provisions of the restated articles of incorporation other than the inclusion of amendments adopted pursuant to Section 607.194(4) and the omission of matters of historical interest.

                                   ARTICLE ONE


         The following amendment to the Articles of Incorporation was adopted, pursuant to Sections 607.187 and 607.194(4) of the Florida General Corporation Act, by the shareholders of the corporation on June 6, 1989 at the annual meeting of the shareholders.

         Article IV of the Articles of Incorporation is hereby amended as follows:

         The aggregate number of shares which the corporation shall have authority to issue is 75,000,000 shares with a par value of one hundredth of a cent ($.0001) per share.

                                   ARTICLE TWO

         The Articles of Incorporation, as restated and amended by these restated Articles of Incorporation, are set forth below:

                                    Article I

                                      NAME

         The name of the corporation is The Triangle Group, Inc.

                                   Article II

                                    DURATION

         This corporation shall have perpetual existence.

                                   Article III

                                     PURPOSE

         This corporation is organized for the purpose of transacting any or all lawful business for which corporations may be incorporated under Chapter 607 of the Florida Statues.

                                   Article IV

                                  CAPITAL STOCK

         The aggregate number of shares which the corporation shall have authority to issue is 75,000,000 shares with a par value of one hundredth of a cent ($.0001) per share.

                                    Article V

                                 INDEMNIFICATION

         The corporation shall indemnify any officer or director, or any former officer or director, to the full extent permitted by law.

                                                     THE TRIANGLE GROUP, INC.


                                                  By: /S/Thomas Secreto________
                                                     Thomas Secreto, President


                                                  By: /S/Arthur Marino__________
                                                     Arthur Marino, Secretary


                                                  By: /S/ Gerald Matis__________
                                                      Gerald Matis, Director


                                                  By: /S/Arthur J. Harino_______
                                                      Arthur J. Marino, Director


                                                  By: /S/David Riba_____________
                                                      David Riba, Director


                                                  By: /S/Douglas Castle_________
                                                      Douglas Castle, Director

                                                  By: /S/Robert Montelione______
                                                     Robert Montelione, Director

                           FLORIDA DEPARTMENT OF STATE
                                    Jim Smith
                               Secretary of State






July 31, 1989

Michael Sanders
VANDERKAM & SANDERS
1800 Smith Street, Suite 4800
Houston, Texas 77002

RE: Document Number H33728

Dear Mr. Sanders:

This will acknowledge receipt of your Restated Articles of Incorporation for THE TRIANGLE GROUP, INC., which were filed on July 31, 1989. Your remittance totaling $20.00 has been received.

Should you have any questions regarding this matter, please telephone (904) 487-6050, the Amendment Filing Section.

TERESA POWELL
Division of Corporations